FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 10549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Hemispherx Biopharma, Inc.
             (Exact name of registrant as specified in its charter)

       Delaware                                                  52-0845822
(State of incorporation                                       (I.R.S. Employer
    or organization)                                         Identification No.)

   1617 JFK Boulevard,                                                19103
Philadelphia, Pennsylvania                                          (Zip Code)
  (Address of principal
    executive offices)

   Securities to be registered pursuant to Section 12(b) of the Act.

   Title of each class                            Name of each exchange on which
   to be so registered                            each class is to be registered

Common Stock, $.001 Par Value                     American Stock Exchange

Class A Redeemable Common Stock
Purchase Warrants                                 American Stock Exchange

Item 1. Description of Registrant's Securities to be Registered.

     The securities to be registered pursuant to this Registration Statement under Section 12(b) of the Securities Act of 1933, as amended, are shares of the Registrant's Common Stock and Class A Redeemable Common Stock Purchase Warrants. Reference is hereby made to the description set forth under the caption "Description of Securities" contained in the Prospectus contained the Registrant's Registration Statement on Form S-1 (File No. 33-93314), as amended ("Registration Statement") as filed with the Securities and Exchange Commission and which is hereby incorporated by reference.

Item 2.  Exhibits

     1. Amended and Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 of the Registration Statement.

     2. By-laws of the Registrant, as amended, incorporated herein by reference to Exhibit 3.2 of the Registration Statement.

     3. Specimen Common Stock Certificate of the Registrant, incorporated herein by reference to Exhibit 4.1 of the Registration Statement.

     4. Form of Class A Redeemable Warrant Certificate of the Registrant, incorporated herein by reference to Exhibit 4.2 of the Registration Statement.

     5. Class A Redeemable Warrant Agreement of the Registrant, incorporated herein by reference to Exhibit 4.4 of the Registration Statement.

     The Registrant hereby incorporates by reference into this registration statement the description of its Common Stock and Class A Redeemable Common Stock Purchase Warrants included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended.


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

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          HEMISPHERX BIOPHARMA, INC.

Date:  October 1, 1997                    By:/s/ DR. WILLIAM A. CARTER
                                             -----------------------------------
                                             Dr. William A. Carter, President


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